================================================================================

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        First Northern Community Bancorp
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

     FIRST NORTHERN [LOGO]
    COMMUNITY BANCORP


                                  April 4, 2002




Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of First Northern Community Bancorp on Thursday, April 25, 2002, at 7:30 p.m. The meeting will be held at First Northern Bank's Operations Center located at 210 Stratford Avenue in Dixon.

     At the meeting, Shareholders will be asked to elect as directors the nine individuals nominated by the Board of Directors, to ratify the appointment of KPMG LLP as the Company's auditors for 2002, and to approve such other matters as may properly come before the Annual Meeting. The following Proxy Statement provides detailed information about the nominees, the auditors and other matters regarding the Annual Meeting.

     The Board of Directors recommends that you vote "FOR" the election of the directors nominated and "FOR" the proposals listed in the Proxy Statement.

     It is very important that as many shares as possible be represented at the meeting. Whether or not you plan to attend the Annual Meeting, we respectfully ask that you sign and return the enclosed Proxy in the postage-paid envelope as soon as possible. So that we may provide adequate seating and refreshments, please be sure to indicate whether or not you plan to attend by completing the bottom portion of the Proxy form.

     We look forward to seeing you at the meeting on April 25/th/.


                                           Sincerely,


                                           /s/ Owen J. Onsum


                                           Owen J. Onsum
                                           President and Chief Executive Officer

Enclosures

     FIRST NORTHERN [LOGO]
    COMMUNITY BANCORP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 25, 2002

To the Shareholders of First Northern Community Bancorp:

     The Meeting of Shareholders of First Northern Community Bancorp will be held at the First Northern Bank Operations Center, 210 Stratford Avenue, Dixon, California 95620, on Thursday, April 25, 2002 at 7:30 p.m. to:

1. Elect the following nine (9) directors to serve until the next annual meeting of Shareholders and until their successors are elected and qualified:

     Lori J. Aldrete                 Gregory DuPratt           Foy S. McNaughton
     Frank J. Andrews, Jr.           John F. Hamel             Owen J. Onsum
     John M. Carbahal                Diane P. Hamlyn           David W. Schulze

2. Ratify the appointment by the Board of Directors of KPMG LLP to act as independent auditors of First Northern Community Bancorp for the year ending December 31, 2002.

3. Act upon such other matters as may properly come before such meeting or any adjournment or postponement thereof.

     All of the above matters are more fully described in the accompanying Proxy Statement.

     Shareholders of record at the close of business February 28, 2002, are entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof.

     You are strongly encouraged to attend the Meeting and also to complete, sign, date and return as promptly as possible, the proxy submitted herewith in the return envelope provided for your use whether or not you plan to attend the meeting in person. The giving of such proxy will not affect your right to revoke such proxy or to vote in person, should you later decide to attend the Meeting.

BY ORDER OF THE
BOARD OF DIRECTORS


/s/ Diane P. Hamlyn                        /s/ Owen J. Onsum
Diane P. Hamlyn                            Owen J. Onsum
Chairman of the Board                      President and Chief Executive Officer

Dated: April 4, 2002
--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

  YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY SO THAT
            YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.
--------------------------------------------------------------------------------

                        FIRST NORTHERN COMMUNITY BANCORP
                 195 North First Street, Dixon California 95620

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished to the shareholders of First Northern Community Bancorp ("FNCBancorp" or the "Company") in connection with the solicitation of proxies (each a "Proxy" collectively, the "Proxies") to be used in voting at the Meeting of Shareholders of FNCBancorp to be held on April 25, 2002, at 210 Stratford Avenue, Dixon, California at 7:30 p.m., and at any adjournment or postponement thereof (the "Meeting" or "Annual Meeting"). The solicitation of the Proxy accompanying this Proxy Statement is made by the Board of Directors of First Northern Community Bancorp, and the costs of such solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies, will be borne by First Northern Community Bancorp. It is contemplated that Proxies will be solicited through the mail, but officers and staff of First Northern Community Bancorp may solicit Proxies personally. FNCBancorp may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The total expense of this solicitation will be borne by FNCBancorp and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material and such expenses as may be paid to any proxy solicitation firm engaged by FNCBancorp.

     It is expected that this Proxy Statement and accompanying Notice will be mailed to shareholders on or about April 4, 2002.

     A Proxy for the Annual Meeting is enclosed. Any shareholder who executes and delivers a Proxy has the right to revoke it at any time before it is voted by filing with the Corporate Secretary of FNCBancorp an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the Proxy holders will be revoked if the person executing the Proxy is present at the Annual Meeting and advises the Chairman of his or her election to vote in person. UNLESS REVOKED, ALL SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED IN TIME FOR THE MEETING WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, THEN IN FAVOR OF ELECTION OF THE BOARD OF DIRECTOR'S NOMINEES AND IN FAVOR OF ALL OTHER PROPOSALS SPECIFICALLY DISCUSSED IN THIS PROXY STATEMENT.

     The Proxy also confers discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Annual Meeting, including approval of minutes of the prior Annual Meeting which will not constitute ratification of the action taken at such meeting; action with respect to procedural matters pertaining to the conduct of the Annual Meeting; and election of any person to any office for which a bona fide nominee is named herein, if such nominee is unable or unwilling to serve.

                         Voting Rights and Vote Required

     Only shareholders of record at the close of business on February 28, 2002 (the "Record Date"), will be entitled to vote in person or by proxy. On that date, there were 3,178,302 shares of common stock issued and outstanding and entitled to vote.

     Shareholders of common stock of FNCBancorp are entitled to one vote for each share held, except that in the election of Directors, under California law
                                                           --------------------
and the bylaws of FNCBancorp each shareholder may be eligible to exercise
----------------------------
cumulative voting rights and may be entitled to as many votes as shall equal the number of shares of common stock held by such shareholder multiplied by the number of directors to be elected, and such shareholder may cast all of such votes for a single nominee or may distribute them among two or more nominees. No shareholder, however, shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of common stock held by such shareholder multiplied by the number of directors to be elected) unless the name(s) of the candidate(s) has
(have) been placed in nomination prior to the voting in accordance with Article III, Section 23 of FNCBancorp's bylaws (which requires that nominations made other than by the Board of Directors be made at least 30 and not more than 60 days before the meeting) and a shareholder has given notice to FNCBancorp of an intention to cumulate votes prior to the voting according to Article II, Section 13 of FNCBancorp's bylaws. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination, in which event votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated, in the discretion of the proxy holders, in accordance with the recommendation of the Board of Directors. Discretionary authority to cumulate votes in such event is, therefore, solicited in this Proxy Statement.

     The vote required to approve each proposal is as follows:

     . In the election of directors, the nine nominees receiving the highest number of votes will be elected.

     . Approval of the selection of the independent auditors will require the affirmative vote of a majority of the shares represented at the Meeting.

     Abstentions and broker "non-votes" (shares as to which brokerage firms have not received timely voting instructions from their clients and therefore do not have the authority to vote at the Meeting) will not count as votes in favor of the election of directors or any of the other proposals.

                            Voting of Proxies--Quorum

     The shares represented by all properly executed proxies received in time for the Meeting will be voted in accordance with the shareholders' choices specified therein; provided, however, that where no choices have been specified,
                   --------  -------
the shares will be voted "FOR" the election of the nine nominees for director recommended by the Board of Directors, and "FOR" the ratification of the appointment of KPMG LLP as independent auditors, and, at the proxy holder's discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to adjourn the Meeting). A majority of the shares entitled to vote, represented either in person or by a properly executed Proxy, will constitute a quorum at the Meeting. Abstentions and broker "non-votes" are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions will be included in tabulations of the votes cast on proposals presented to the shareholders and therefore will have the effect of a negative vote. Broker "non-votes" will not be counted for purposes of determining the number of votes cast for a proposal.

                              Revocability of Proxy

     A Shareholder using the enclosed proxy may revoke the authority conferred by the proxy at any time before it is exercised by delivering written notice of revocation to the Secretary of the Company or a duly executed proxy bearing a later date, or by appearing and voting by ballot in person at the Meeting. In the event that signed proxies are returned without voting instructions, proxies will be voted in favor of the actions to be voted upon.

                                   PROPOSAL 1
                                   ----------

                              Election of Directors

     FNCBancorp is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and is incorporated in the State of California. FNCBancorp's principal subsidiary is First Northern Bank of Dixon (the "Bank"), a California state chartered bank organized under the laws of California.

     At the Meeting it will be proposed to elect nine directors of FNCBancorp, each to hold office until the next annual meeting and until successors shall be elected and qualified. It is the intention of the Proxy holders named in the enclosed Proxy to vote such Proxies (except those containing contrary instructions) for the nine nominees named below.

     Pursuant to Article III, Section 23 of the bylaws of FNCBancorp, director nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the President of FNCBancorp not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors. The provision also requires that the notice contain detailed information necessary to determine if the nominee is qualified under Article III, Section 22 of the bylaws. Nominations not made in accordance with the procedure set forth in Section 22 of FNCBancorp's bylaws may, in the discretion of the Chairman of the Meeting, be disregarded, and, upon his instruction, the inspectors of election shall disregard all votes cast for such nominee(s). A copy of Sections 22 and 23 of FNCBancorp's bylaws may be obtained by sending a written request to: Ms. Lynn Campbell, Corporate Secretary, First Northern Community Bancorp, 195 North First Street, Dixon, California, 95620.

     The Board does not anticipate that any of the nominees will be unable to serve as a director of FNCBancorp, but if that should occur before the Meeting, the Proxy holders, in their discretion, upon the recommendation of FNCBancorp's Board of Directors, reserve the right to substitute as nominee and vote for another person of their choice in the place and stead of any nominee unable so to serve. The Proxy holders reserve the right to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the Proxy holders may determine in their discretion, based upon the recommendation of the Board of Directors.

                                    Nominees

     The following table sets forth each of the nominees for election as a director, their age, their position with FNCBancorp, and the period during which they have served as a director of FNCBancorp and the Bank.

                                                                                                     Director of
                                                                                                     -----------
                                                                                  Director of         FNCBancorp
                                                                                  -----------         ----------
Name                                Age       Position with FNCBancorp            Bank Since             Since
----                                ---       ------------------------             ---------             -----
Lori J. Aldrete                      55       Director                               1995                2000
Frank J. Andrews, Jr.                53       Director                               1993                2000
John M. Carbahal                     47       Director                               1996                2000
Gregory DuPratt                      48       Director                               1996                2000
John F. Hamel                        61       Director                               1975                2000
Diane P. Hamlyn                      58       Chairman of the Board                  1985                2000
Foy S. McNaughton                    51       Director                               2000                2000
Owen J. Onsum                        57       President, CEO and Director            1996                2000
David W. Schulze                     57       Director                               1978                2000

Lori J. Aldrete is a principal of ACS Quantum Strategies, LLC ("ACS"), a marketing, communications and strategic planning firm established in July 2001. ACS is headquartered in Sacramento with an office in Pasadena. Ms. Aldrete is past Vice President/Corporate Communications of Catholic Healthcare West ("CHW"). Ms. Aldrete has worked in the communications field for more than 30 years and in marketing and public relations since 1986. She has been a resident of Davis since 1979. Ms. Aldrete is a member of the Bank's Management and Marketing Committees.

Frank J. Andrews, Jr. is President of Andrews, Lando & Associates, a real estate development firm established in 1990, and Manager of Gainsbourgh-Classics LLC since January 1999. Prior to that time, Mr. Andrews was President of Andrews Management Services for three years and Vice President of Amos & Andrews, Inc., for fifteen years. Andrews Management Services and Amos & Andrews, Inc. are also real estate development companies. Mr. Andrews is a member of the Bank's Loan and Management Committees.

John M. Carbahal is a Certified Public Accountant and is a principal and shareholder of Carbahal & Company, Inc., an Accountancy Corporation. Mr. Carbahal is member of the Bank's Audit and Management Committees.

Gregory DuPratt is Vice President/Sales Manager of Ron DuPratt Ford, an automobile dealership and family business located in Dixon. Mr. DuPratt is member of the Bank's Audit, Compensation, Information Services, Loan, Marketing, and Profit Sharing Committees.

John F. Hamel served as the President and Chief Executive Officer of First Northern Bank of Dixon from 1975 to 1996. Mr. Hamel is presently managing family agricultural properties. Mr. Hamel is a member of the Bank's Loan and Profit Sharing Committees.

Diane P. Hamlyn is the President and Founder of Davisville Travel, a full service travel agency. Davisville Travel was established in 1977. Ms. Hamlyn is a member of the Bank's Compensation, Loan and Management Committees.

Foy S. McNaughton is the President and Chief Executive Officer of McNaughton Newspapers--Davis Enterprise, Daily Republic, Mountain Democrat (Placerville), Winters Express and Life Newspapers (El Dorado Hills and Cameron Park), a position he has held since 1985. He has served as the Publisher of the Fairfield Daily Republic since 1995. Mr. McNaughton has been a resident of Davis since 1973. Mr. McNaughton is a member of the Bank's Audit, and Marketing Committees.

Owen J. Onsum has been President and Chief Executive Officer of First Northern Bank of Dixon since January 1, 1997. He served as Executive Vice President of First Northern Bank of Dixon from 1982 to 1996. Mr. Onsum has worked for First Northern Bank of Dixon since 1972 and has lived in Dixon since 1971. Mr. Onsum is a member of the Bank's Loan, Management, Marketing and Profit Sharing Committees.

David W. Schulze is the owner/operator of a family row crop farming operation. Prior to assuming that position, Mr. Schulze was involved in property management and apartment ownership. Mr. Schulze is a member of the Bank's Compensation, Information Services, Loan, and Management Committees.

     None of the directors of FNCBancorp were selected pursuant to arrangements or understandings other than with the directors and shareholders of FNCBancorp acting within their capacity as such. There are no family relationships between any of the directors, and none of the directors serve as a director of any company which has a class of securities registered under, or subject to periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940.

         Committees of the Board of Directors of Fncbancorp and the Bank

     FNCBancorp does not have Audit, Nominating or Compensation Committees or committees performing similar functions. However, the Board of Directors of the Bank has several standing committees, as discussed below, including an Audit Committee and Compensation Committee. The directors of FNCBancorp are also directors of the Bank. As such, the Bank committees supervise and review the activities of the Bank, which constitute substantially all of the assets of FNCBancorp on a consolidated basis. Information regarding the committees of the Bank, and the members thereof, follows.

     The Bank has a standing Audit Committee composed of John M. Carbahal, Gregory DuPratt, and Foy S. McNaughton. The Audit Committee reviews and oversees the internal audit results for the Bank. The Audit committee of the Bank held six meetings during 2001.

     The Bank has a standing Management Committee composed of Lori J. Aldrete, Frank J. Andrews Jr., John M. Carbahal, Diane P. Hamlyn, Owen J. Onsum, and David W. Schulze. The Management Committee held two meetings during 2001 for the purpose of considering the Bank's strategic and personnel issues and reviewing the annual budget.

     The Bank has a standing Loan Committee composed of Frank J. Andrews, Jr., Gregory DuPratt, John F. Hamel, Diane P. Hamlyn, Owen J. Onsum and David W. Schulze. The Loan Committee held 12 meetings during 2001 for the purpose of approving loans and loan policy.

     The Bank has a standing Profit Sharing Committee composed of Gregory DuPratt, John F. Hamel and Owen J. Onsum. The Profit Sharing Committee held three meetings during 2001 for the purpose of considering plan administration and investments.

     The Bank has a standing Marketing Committee composed of Lori J. Aldrete, Gregory DuPratt, Foy S. McNaughton, and Owen J. Onsum. The Marketing Committee held one meeting during 2001 for the purpose of considering the Bank's marketing plan.

     The Bank has a standing Compensation Committee composed of Gregory DuPratt, Diane P. Hamlyn, and David W. Schulze. The Compensation Committee held four meetings during 2001 for the purpose of reviewing and recommending to the Bank's Board of Directors the Bank's compensation objectives and policies and administering the FNCBancorp's stock plans.

     The Bank has a standing Information Services Committee composed of Gregory DuPratt and David W. Schulze. The Information Services Committee held three meetings during 2001 for the purpose of reviewing the Bank's data processing needs.

     The Bank has several other committees that meet on an as-needed basis. The Bank does not have a nominating committee. The procedures for nominating directors of FNCBancorp, other than by the Board of Directors itself, are set forth above in this Proxy Statement. These nomination procedures are designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if not followed.

           Compensation Committee Interlocks and Insider Participation

     The Compensation Committee (the "Committee") of the Board of Directors of the Bank consists of three directors, none of whom is an officer or employee of the Bank or FNCBancorp.

                            Report of Audit Committee

     In connection with the December 31, 2001 financial statements of FNCBancorp, the Audit Committee of the Bank: (1) reviewed and discussed the audited financial statements with management;

(2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the independent auditors the matters required by Independence Standards Board Statement No. 1. Based upon these reviews and discussions, the Audit Committee of the Bank recommended to the Board of Directors that the audited financial statements of FNCBancorp be included in the Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2001.

     In performing its functions, as outlined in the Audit Committee Charter approved annually by the Board of Directors, the Audit Committee of the Bank acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, this report of the Audit Committee of the Bank shall not be deemed to be incorporated by reference to any such filings.

     The Audit Committee of the Bank consists of three "independent directors", as defined in Rule 4200(a)(14) of the NASD's listing standards: John M. Carbahal, Gregory DuPratt and Foy S. McNaughton.

                                   Respectfully submitted,

                                   John M. Carbahal
                                   Gregory DuPratt
                                   Foy S. McNaughton

                            Audit and Non-Audit Fees

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statement for 2001, and fees billed for other services rendered by KPMG LLP.

 Audit fees, excluding audit related                                $ 70,425.00

 Financial information systems design and implementation /(1)/      $      0.00

 All other fees:
       Audit related fees /(2)/                                     $ 16,600.00
       Other non-audit services /(3)/                               $ 23,100.00
                                                                    -----------
 Total all other fees                                               $110,125.00

________________

(1) Financial information systems design and implementation consisted of consulting for enterprise-wide financial information system.
(2) Audit related fees consisted principally of audits of financial statements of certain employee benefit plans and review of registration statements.
(3) Other nonaudit fees consisted of tax compliance and enterprise zone tax study.

       The Audit Committee of the Bank considered whether the provision of the services other than the audit services is compatible with maintaining KPMG LLP's independence.

        Report of the Compensation Committee of the Board of Directors of
                       the Bank on Executive Compensation

     Role of the Compensation Committee The Bank's Compensation Committee (the
     ----------------------------------
"Committee") reviews and recommends compensation objectives and policies to the Bank's Board of Directors. The Committee also administers FNCBancorp's stock plans. Lastly, the Committee reviews and recommends the actual compensation of the Bank's Chief Executive Officer. The Committee is assisted by the Bank's human resources personnel and by a compensation consulting firm whose statistical analyses and other compensation information permit the Committee to compare the Bank's compensation policies with compensation levels and prerequisites of other banking companies of similar size in California.

     Compensation Philosophy: The Bank seeks to design compensation programs
     -----------------------
that are fair and competitive and that attract, motivate, and retain excellently performing employees throughout the Bank, while maintaining a strong relationship between the overall performance of the Bank and the level of compensation. Furthermore, the Bank believes that compensation programs, especially those for top executives, should be designed in a manner aligning employee interests with those of the shareholders. The executive compensation programs have the following objectives:

     . Base salaries will be targeted at the 50/th/ percentile of the Bank's selected peer group levels.

     . Bonus or incentive compensation will be targeted between the 50/th/ and 75/th/ percentile of the Bank's selected peer group levels and are based on individual, unit, or total Bank performance. At least 50% of an executive's bonus is based on overall Bank results.

     . Stock options are granted under the incentive stock option plan by the Committee when appropriate to advance the Bank's compensation objectives.

                             Compensation Components

     Base Salary. The Chief Executive Officer's salary is reviewed annually by
     -----------
the Committee with reference to several surveys of salaries paid to executives with similar responsibilities at comparable banks. The banking companies against which the Bank compares its compensation are not necessarily those included in the indices used to compare the shareholder return in the Stock Performance Chart appearing elsewhere in this proxy statement. Moreover, the banking companies selected for the compensation comparison can vary from year to year based upon market conditions and changes in both the Bank's and the comparison banking companies' businesses over time. The Bank believes that base salaries targeted at the 50th percentile of the selected peer group levels are necessary to attract and retain high-caliber executives necessary for the successful conduct of the Bank's business.

     Annual Bonus. The Committee annually reviews and recommends an Incentive
     ------------
Compensation Bonus Plan. The Bank's Incentive Compensation Bonus Plan seeks to motivate executives to work effectively to achieve the Bank's financial performance objectives and to reward executives when objectives are met. The Bank's Incentive Compensation Bonus Plan acknowledges bank-wide, individual and unit performance, with targeted bonus levels between the 50/th/ and 75/th/ percentile of the selected peer group levels. At least 50% of the executive's bonus is tied directly to overall Bank results. Under the Bank's Incentive Compensation Bonus Plan all employees, including executive officers, are eligible to receive an annual cash bonus at the end of each year if performance targets set annually by the Management Committee at the beginning of each year are achieved.

     Option and Stock Purchase Plans. Under the 2000 Stock Option Plan, the
     -------------------------------
Committee, in its discretion, may grant key employees stock options. The grants are intended to retain and motivate key employees and to provide a direct link with the interests of the shareholders of FNCBancorp. The Committee's decision to grant stock options takes into account such factors as:

     .    Prior award levels,

     .    Total awards received to date by individual employees,

     . The total stock award to be made and the executive's percentage participation in that award,

     .    The employee's direct ownership of FNCBancorp common stock,

     .    The number of options vested and non-vested, and

     .    The options outstanding as a percentage of total shares outstanding.

     The 2000 Stock Option Plan limits the total number shares subject to options that may be granted to a participant in any year to a maximum of 25,000 shares.

     The 2000 Employee Stock Purchase Plan enables eligible employees, including officers, to purchase shares of FNCBancorp common stock at a 15% discount. The amount the employee may purchase may not exceed 10% of the employee's annual compensation.

     Benefits. During 2001, the Bank provided medical and other benefits to its
     --------
executive officers that are generally available to the Bank's other employees.

     Internal Revenue Code Limitations. The Committee believes it is in the
     ---------------------------------
shareholders' best interest to retain as much flexibility as possible in the design and administration of executive compensation plans. FNCBancorp and the Bank recognize, however, that section 162(m) of the Internal Revenue Code disallows a tax deduction for non-exempted compensation exceeding $1,000,000 paid for any fiscal year to a corporation's chief executive officer and four other most highly compensated executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure performance-based compensation to executive officers who may be subject to section 162(m) in a manner that satisfies those requirements. The Board and the Compensation Committee could award non-deductible compensation in other circumstances as they deem appropriate. Moreover, because of ambiguities in the application and interpretation of section 162(m) and the related regulations issued, the Committee's current view is that compensation intended to satisfy the requirements for deductibility under section 162(m) actually will be deductible. Currently, remuneration is not expected to exceed $1.0 million for any employee. Therefore, compensation should not be affected by the qualifying compensation regulations.

                                    Respectfully submitted,

                                    Gregory DuPratt
                                    Diane P. Hamlyn
                                    David W. Schulze

                           Board of Directors Meetings

     In 2001, the Board of Directors of the Bank held 12 regularly scheduled meetings, no special meetings and nine joint meetings with the Board of Directors of FNCBancorp. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he or she has been a director; and (2) the total number of meetings of committees of the Board of Directors on which he or she served during the period for which he or she served.

                            Compensation of Directors

     Director Fees and Term Life Insurance. The Board of Directors of FNCBancorp
     -------------------------------------
and the Bank are comprised of the same nine people. All cash compensation paid to Directors is paid by the Bank. Each director who is not an officer or employee of FNCBancorp or the Bank received $800 for each jointly held and regularly scheduled meeting attended, $400 per special meeting attended, and $250 per committee meeting attended. The Bank paid a total of $113,550.00 in directors' fees during 2001. The Bank also pays the premiums on a $25,000 term life insurance policy on the life of each non-employee director. Annual premiums for each policy range from $593.76 to $975.24. Effective January 1, 2002, these policies were cancelled in favor of the split dollar insurance, see "Compensation of Directors Director Split Dollar Agreement." Mr. Onsum is the
 ---------------------------------------------------------
only Director who is an employee of the Bank and FNCBancorp, and he receives no compensation for his services as a director of either company.

     Director Stock Options. Under FNCBancorp's Outside Director 2000
     ----------------------
Nonstatutory Stock Option Plan, directors who are not officers or employees of the Bank or FNCBancorp are entitled to an automatic, one-time grant of options to purchase shares at an exercise price equal to the fair market value of the common stock on the date of grant. See "EXECUTIVE COMPENSATION--Stock-Based
                                                                -----------
Plans."
-----

     Director Retirement Agreements. Effective December 1, 2001, the Bank
     ------------------------------
entered into Director Retirement Agreements with each of its non-employee directors (each director other than Director Onsum). The agreements are intended to encourage existing directors to remain directors of the Bank assuring the Bank that it will have the benefit of the director's experience and guidance in the years ahead. The Bank believes it is necessary and appropriate to reward director service with a competitive compensation package, including board fees and post-retirement benefits. The agreements provide directors with a retirement benefit that the Bank considers modest.

     For retirement on or after the normal retirement age of 65, the Director Retirement Agreements provide a benefit for ten years ranging from $10,000 annually for a director with ten years of service to a maximum of $15,000 annually for a director with 15 or more years of service, including years of service before the Director Retirement Agreements were entered into. Benefits under the Director Retirement Agreements are payable solely to those directors who have served for at least ten years, unless the director terminates service because of disability or unless the director's service terminates within two years after a change in control. In the case of early termination of a director's service before age 65 for reasons other than death or disability or within two years of change of control, he or she will receive over a period of ten years aggregate payments equal to the retirement-liability balance accrued by the Bank at the end of the year before the year in which the director's service terminated. However, early termination benefits will not be payable unless the director is at least 55 years of age and has served as a director for at least ten years, including years of service before the Director Retirement Agreements were entered into. If a director becomes disabled before age 65, the director will receive a lump-sum payment in an amount equal to the retirement-liability balance accrued by the Bank at the end of the year before the year in which disability occurred regardless of whether the director has ten years of service or has reached age 55. If a change in control occurs and a director's service terminates within 24 months after the change in control, the director will receive a lump-sum payment equal to the retirement-liability balance accrued by the Bank at the end of the year before the year in which termination occurred, regardless of whether the director has ten years of service or has reached age 55. For this purpose, the term "change in control" means:

     . A merger occurs and as a consequence FNCBancorp's shareholders end up with less than 50% of the resulting company's voting stock, or

     . A beneficial ownership report is required to be filed under section 13(d) or 14(d) of the Securities Exchange Act of 1934 by a person (or group of persons acting in concert) to report ownership of 20% or more of FNCBancorp's voting securities, or

     . During any period of two consecutive years, individuals who constitute FNCBancorp's Board of Directors at the beginning of the two-year period cease for any reason to constitute a majority of the Board. Directors elected during the two-year period are treated as if they were directors at the beginning of the period if they were nominated by at least two-thirds of the directors in office at the beginning of the period.

     No benefits are payable under the Director Retirement Agreements to a director's beneficiaries after the director's death. A director forfeits all benefits under the Director Retirement Agreement if his or her director service terminates because of neglect of duties, commission of a felony or misdemeanor, or acts of fraud, disloyalty, or willful violation of significant Bank policies, or if the director is removed by order of the Federal Deposit Insurance Corporation (FDIC).

     Director Split Dollar Agreements. The Bank purchased insurance policies on
     --------------------------------
the lives of the directors who entered into Director Retirement Agreements, paying the premiums for these insurance policies with one lump-sum premium payment of approximately $1.76 million. The Bank expects to recover the premium in full from its portion of the policies' death benefits. The Bank purchased the policies as an informal financing mechanism for the post-retirement payment obligations under the Director Retirement Agreements. Although the Bank expects the policies on the Directors' lives to serve as a source of funds for benefits payable under the Director Retirement Agreements, the contractual entitlement arising under the Director Retirement Agreements are not funded and remain contractual liabilities of the Bank, payable upon, or after each director's termination of service.

     Under the Bank's Split Dollar Agreements and Split Dollar Policy Endorsements with the Directors, which were entered into on the same date the Director Retirement Agreements were executed, the policy interests are divided between the Bank and each Director. The Split Dollar Agreements provide that a director's designated beneficiary(ies) will be entitled to receive at the director's death life insurance proceeds in the amount of (a) $120,000 if the director dies before age 65, (b) $60,000 if the director dies after reaching age 65 but before age 75, and (c) $30,000 if the director dies thereafter. The director's beneficiary(ies) would receive no further benefits under the Director Retirement Agreement, and the Bank's obligations under that agreement would be extinguished. The Bank is entitled to any insurance policy death benefits remaining after payment to the director's beneficiary(ies).

     Director Elective Deferral Fee Plan. The Bank has implemented an elective
     -----------------------------------
deferred director fee plan, a nonqualified plan providing unfunded deferred benefits for participating directors. Under the Plan, beginning January 1, 2002, Director Aldrete has elected to defer a portion of her director fees. Her deferred director fees earn interest at a rate determined annually by the Bank, currently 7.85%. Deferred fees and interest earned will be paid out to Director Aldrete at her retirement. If she dies before her retirement age, her beneficiaries will receive the deferred fees and interest earned. The Bank is entitled to any insurance policy death benefits from an insurance policy purchased by the Bank with a lump-sum premium payment of $75,000. None of FNCBancorp's or the Bank's other directors elected to defer fees under this plan in 2001.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

     The following table sets forth the aggregate remuneration for the services in all capacities paid by the Bank in the last three fiscal years to the Chief Executive Officer and to executive officers of the Bank whose total annual salary and bonus exceeded $100,000. FNCBancorp does not pay any cash compensation to executive officers beyond the compensation paid to them in their capacities as officers of the Bank.

                                                                                        Long-Term
                                                                                        Compensation
                            ANNUAL COMPENSATION                                         Awards

                                                                                        Securities
Name and Principal          Fiscal                                  Other Annual        Underlying          All Other
------------------
Position with the Bank      Year   Salary ($)/(1)/ Bonus ($)/(1)/   Compensation ($)    Options(#)/(4)/     Compensation /(5)/
----------------------      -----  --------------- --------------   ----------------    ---------------     ------------------
Owen J. Onsum               2001      $207,484        $139,572            /(2)/              21,200             $24,622/(5)/
President, Chief            2000      $192,304        $185,889            /(2)/              16,854             $25,433
Executive Officer, and      1999      $182,163        $151,338            /(2)/              13,920             $22,113
Director

Donald J. Fish              2001      $118,710        $ 37,266            /(2)/              12,720             $25,035/(5)/
Senior Vice President,      2000      $114,569        $ 44,468            /(2)/              10,112             $23,938
Senior Credit Officer       1999      $111,363        $ 37,084         $ 2,780/(3)/           7,078             $17,289

Louise A. Walker            2001      $110,500        $ 34,788            /(2)/              12,720             $21,322/(5)/
Senior Vice                 2000      $107,639        $ 41,557            /(2)/               8,988             $19,855
President/Cashier           1999      $ 97,154        $ 32,352            /(2)/               7,078             $15,274
Chief Financial Officer

Robert M. Walker            2001      $103,260        $ 32,806            /(2)/               8,480             $20,362/(5)/
Senior Vice President,      2000      $101,212        $ 39,209            /(2)/               7,865             $19,355
Branch Administrator        1999      $ 99,466        $ 33,068            /(2)/               7,078             $15,448


______________________

(1) Includes amounts deferred at the election of the named executive officers under the Bank's profit sharing/401(k) plan. Also includes salary deferred by Mr. Onsum under the Bank's Key Executive Elective Deferred Compensation Plan.
(2) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus.
(3)      Consists of reimbursement for Mr. Fish's relocation expenses.
(4) Adjusted to reflect a 5% stock dividend on February 26, 1999, and 6% stock dividends on February 29, 2000 and February 28, 2001.
(5) Includes profit sharing contributions by the Bank in 2001 of $20,102.00 to Mr. Onsum, $19,748.00 to Mr. Fish, $18,402.00 to Ms. Louise Walker, and $17,242.00 to Mr. Robert Walker. Excludes premiums paid by the Bank for policies on the executives' lives in connection with the Salary Continuation Agreements, or the Key Executive Elective Deferred Compensation Plan. See "Executive Compensation--Agreements Between First Northern Bank and Executive Officers." Also included are amounts for health and insurance premiums.

                        Option Grants in Last Fiscal Year

     The following table shows options granted in 2001 to the officers identified in the Summary Compensation Table above. All amounts have been adjusted to account for all stock splits and stock dividends, including the 6% stock dividend on February 28, 2001.

                    Number  of             Percent of Total
                    Securities             Options Granted to   Exercise Price                     Grant Date
                    Underlying             Employees in         per share          Expiration      Present
Name                Options Granted/(1)/   Fiscal Year /(2)/    ($/share)          Date/(1)/       Value/(3)/
-----               -------------------    ------------------   --------------     ----------      -------------
Owen J. Onsum              21,200                 30.0%              $16.04           1/2/2011        $156,085

Donald J. Fish             12,720                 20.6%              $16.04           1/2/2011        $ 93,651

Louise A. Walker           12,720                 20.6%              $16.04           1/2/2011        $ 93,651

Robert M. Walker            8,480                 13.8%              $16.04           1/2/2011        $ 62,434


_______________________

(1) Options are incentive stock options, vesting annually in increments of 20% of the original grant. The first 20% vests on the date of grant. The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(2) Based on options to purchase an aggregate of 61,480 shares of common stock granted to employees in 2001.

(3) The present value of the options at the date of grant is estimated using a variation of the Black-Scholes option pricing model, which includes the following assumptions: a weighted average risk-free interest rate of 4.87%, an expected volatility of 22%, a weighted average expected option life of 10 years, and an expected dividend yield of zero. The weighted average grant date present value of the options granted during 2001 was $7.36 per option. The exercise price of each option is estimated fair market value of FNCBancorp common stock on the grant date.

              Aggregated Option Exercises in Last Fiscal Year/(1)/
                        and Fiscal Year-End Option Values

     The following table shows the number of shares of common stock acquired in 2001 or acquirable upon exercise of options by the executive officers named in the Summary Compensation Table. The table also indicates the extent to which options were exercisable at December 31, 2001, as well as the approximate value of the options based on the estimated value of FNCBancorp's common stock on December 31, 2001. All amounts have been adjusted to account for all stock splits and stock dividends, including the 6% stock dividend on February 28, 2001.

                                                              Number of securities underlying
                                                                    unexercised options           Dollar value of in-the-money
                                                                    at fiscal year end           options at fiscal year end (1)
                                                                    ------------------           --------------------------
                              Number of
                               shares
                             acquired on     Dollar value
Name                          exercise         realized        Exercisable     Unexercisable     Excercisable     Unexercisable
----                          --------         --------        -----------     ------------      ------------     -------------
Owen J. Onsum                   7,431           $90,658          38,209            37,360          $521,098         $456,285

Donald J. Fish                  7,431           $95,488          24,046            22,380          $327,862         $272,968

Louise A. Walker                5,647           $66,070          21,605            20,762          $295,104         $250,425

Robert M. Walker                2,972           $24,370          22,984            16,695          $319,763         $207,271

--------------------------

(1) The value of unexercised options is the estimated fair market value of a share acquirable upon exercise of an option at December 31, 2001, less the exercise price, multiplied by the number of shares acquirable upon exercise of the options. FNCBancorp common stock is quoted on the OTC Bulletin Board of the NASD under the symbol "FNRN." Solely for purposes of the preceding table and for no other purpose, FNCBancorp has estimated the per share market value of the common stock at December 31, 2001 as $26.00. This is an estimate only. The estimate does not necessarily reflect the price shareholders may obtain upon sale of their stock or the price at which shares of FNCBancorp common stock may be acquired, nor should it be taken to represent management or the board's estimate of the intrinsic value or appropriate market value of the shares of FNCBancorp common stock.

          Agreements Between First Northern Bank and Executive Officers

     Employment Agreements. In July 2001, the Bank entered into employment
     ---------------------
agreements with Messrs. Owen J. Onsum, Donald J. Fish, and Robert M. Walker, and with Ms. Louise A.Walker. Except for base salaries and potential termination payments, the four employment agreements are largely identical. The agreements have three-year terms expiring on December 31, 2003, but the agreements will renew automatically for consecutive three-year terms unless the executive officer of the Bank gives advance notice that the agreement will not renew. The base salaries stated in the employment agreements are $205,020 for Mr. Onsum, $117,300 for Mr. Fish, $109,500 for Ms. Walker, and $103,260 for Mr. Walker. The base salary may be adjusted at the beginning of each year based on the executive's performance in the preceding year, as determined by the Board of Directors in Mr. Onsum's case or by Mr. Onsum in the case of the three other executive officers.

     The amount of the termination payment due to the executive officer under the employment agreement depends upon the circumstances of termination. If termination is a result of the executive's death, disability, or voluntary termination, or if the executive is terminated for cause, the executive's estate or the executive generally will receive his or her base salary through the date of termination, along with any incentive compensation earned by not yet paid. The executive would also retain any rights he or she may have under stock options previously granted and under the salary continuation and split dollar agreements discussed below. If on the other hand the executive is involuntarily terminated without cause, or if the executive terminates employment for "good reason" (as defined in the employment agreement), the executive's termination rights under the employment agreement will consist of:

     .   If a Change in Control Had Not Occurred in the Two Years Before
                                -------
         Termination: the right to a cash payment in an amount equal to 150% of the sum of the executive's base salary at the time of termination (in the case of Mr. Onsum only, and 100% in the case of Messrs. Fish and Robert Walker and Ms. Louise Walker) plus the average annual bonus awarded in the three consecutive years before the date of termination, assuming a "Change in Control" (as defined in the employment agreement) did not occur in the two years before termination of employment,

     .    If a Change in Control Had Occurred in the Two Years Before
                                 ---
          Termination: the right to a cash payment in an amount equal to 250% of the sum of the executive's base salary at the time of termination (in the case of Mr. Onsum only, and 200% in the case of Messrs. Fish and Robert Walker and Ms. Louise Walker) plus the average annual bonus awarded in the three consecutive years before the date of termination, assuming a "Change in Control" did occur in the two years before termination of employment. In this case, the executive might also be entitled to a so-called "gross-up" payment, discussed below,

     . Earned but Unpaid Incentive Compensation: any incentive compensation earned but not yet paid, and

     . Retained Rights under Other Benefit Plans and Arrangements: the executives may have rights to termination-related payments arising under other benefit plans and arrangements, including the salary continuation and split dollar agreements discussed below. If an executive is terminated involuntarily without cause, or if the executive terminates employment for "good reason," he or she generally would have 90 days to exercise vested stock options. Under section 6(e) of the 2000 Stock Option Plan, all of the unvested stock options held by an executive become fully vested when a change in control occurs. Otherwise, options vest in annual increments based on an established vesting schedule. See "Executive Compensation--Stock Based
                                                                     -----------
          Plans."
          -----

     Accordingly, an executive's entitlement to a termination payment depends on whether a "Change in Control" has occurred and whether the executive's termination is involuntary and without cause or the executive's voluntary termination is for "good reason." The employment agreements define a "Change in Control" to include the following circumstances:

     . Any person or group is or becomes the beneficial owner of FNCBancorp securities representing 20% or more of the combined voting power of the outstanding securities (excluding acquisition of FNCBancorp securities by an employee benefit plan maintained by the Bank of its employees), or

     . FNCBancorp is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, and as a consequence members of the FNCBancorp's Board of Directors in office immediately before the transaction or proxy contest constitute less than a majority of the Board of Directors afterwards, or

     . During any period of 24 consecutive months, individuals who at the beginning of the 24-month period constituted FNCBancorp's Board of Directors cease for any reason to constitute a majority, but a new director approved by at least two-thirds of the directors who were directors at the beginning of the 24-month period is considered for this purpose to have also been a director at the beginning of the 24-month period, or

     .    A change in control of FNCBancorp is reported in its proxy statement.

     The employment agreements define "good reason" to mean a material reduction in the executive's compensation or benefits, a material reduction in the executive's title or responsibilities, a relocation of executive's principal office increasing the executive's commute by more than 40 miles, or a failure of a successor to assume and perform the Bank's obligations under the employment agreement.

         The Bank has also conditionally promised in the employment agreements to make an additional payment to the executive officers if they are involuntarily terminated or if they terminate employment for good reason, in either case within two years after a change in control. But the additional payment, sometimes referred to as a "tax gross-up payment," will be payable if and only if the total benefits or payments to which the executive officer is entitled are subject to the "golden parachute" provisions of the Internal Revenue Code (whether the benefits or payments arise under the employment agreement or under another compensation plan or arrangement, such as the Salary Continuation Agreements). The "Golden parachute" provisions of the Internal Revenue Code include section 280G, which can eliminate the employer's compensation expense deduction for a substantial portion of the change-in-control benefits paid to an executive, and section 4999, which imposes a 20% excise tax on the executive receiving change-in-control benefits over a certain threshold. If an executive's change-in-control benefits exceed that threshold, which is roughly three times the executive's average annual compensation over the preceding five years, the executive can be forced by section 4999 to pay a 20% excise tax on the portion of the change-in-control benefits that exceeds the multiple of the executive's five-year average W-2 reported compensation, and under section 280G the employer forfeits its compensation expense deduction for benefits that are subject to the excise tax. The calculation of total change-in-control benefits is a very complicated one, taking into account all change-in-control benefits, whether under a severance or employment agreement, a salary continuation agreement, a stock option plan, and so on.

     The amount of the additional payment that could be required under the employment agreements if the "golden parachute" provision of the Internal Revenue Code apply is the amount necessary to compensate the executive for his or her excise taxes as well as for taxes payable on the additional payment itself. The net amount the executive receives is intended to be the amount the executive would have received if the "golden parachute" provision of the Internal Revenue Code had not applied. The tax gross-up payment would not be deductible by FNCBancorp or the Bank.

     Salary Continuation and Split Dollar Agreements. FNCBancorp and the Bank do
     -----------------------------------------------
not have a defined benefit pension plan providing benefits based on final compensation and years of service. However, in 2001 the Bank's Board of Directors authorized the Bank to enter into Salary Continuation Agreements effective January 2, 2002 with six officers, including Mr. Onsum and the three other executive officers named in the Summary Compensation Table above. The Salary Continuation Agreements are intended to provide the officers with a fixed annual benefit for 10 years subsequent to retirement on or after the normal retirement age of 65. Although the Salary Continuation Agreements provide for payment of stated, fixed benefits, the Bank's Board of Directors has the discretion to increase benefits payable under the Salary Continuation Agreements.

     The Salary Continuation Agreements provide for reduced benefits in the case of early termination on or after reaching an early retirement threshold age, or in the case of termination due to disability occurring at any age. Benefits are also payable under the Salary Continuation Agreements if the officer's service with the Bank terminates at any age but within 24 months after a change in control. The term "change in control" is defined in the Salary Continuation Agreements in the same way it is defined in the Director Retirement Agreements discussed previously in this proxy statement, but unlike the Director Retirement Agreements change in control benefits under the Salary Continuation Agreements are payable if and only if the executive (a) is involuntarily terminated without cause within 24 months after a change in control, or (b) terminates employment voluntarily for "good reason" within 24 months after a change in control. For this purpose "good reason" is defined in the Salary Continuation Agreements to include a material reduction in the executive's title or responsibilities, a reduction in the executive's base salary or benefits, a relocation of the executive's principal office increasing the executive's commute by more than 40 miles, and the failure of a successor to assume and perform the Bank's obligations under the Salary Continuation Agreement. Like the executives' employment agreements discussed elsewhere in this proxy statement, the Salary Continuation Agreements of Mr. Onsum and the three other officers identified in the Summary Compensation Table also provide for payment of a tax gross-up benefit if these four officers' benefits are subject to excise taxes under section 280G and 4999 of the Internal Revenue Code.

     The Bank has also agreed to pay legal fees incurred by the officers associated with the interpretation, enforcement, or defense of their rights under the Salary Continuation Agreements in the event of a change of control, up to a maximum of $500,000 for Mr. Onsum and $250,000 for each of the three other officers identified in the Summary Compensation Table.

     On September 30, 2001, the Bank purchased insurance policies on the six officers' lives, making a single premium payment aggregating $3.5 million, of which $2.6 million is attributable to insurance purchased on the lives of the four executives named in the Summary Compensation Table. The premium amounts are not reflected in the Summary Compensation Table. No benefits are payable under an executive's Salary Continuation Agreement to the executive's beneficiaries after the executive's death, and the Bank's obligations under that agreement are extinguished by the executive's death. If the executive dies before the normal retirment age but in active service to the Bank, his or her beneficiaries will receive a life insurance death benefit in a fixed amount. If the executive dies after retirement, his or her beneficiaries will receive life insurance proceeds in an amont approximating the remaining accrual balance under the Salary Continuation Agreement. The Bank is entitled to any insurance policy death benefits remaining after payment to the executive's beneficiary(ies). The Bank expects to recover the premium in full from its portion of the policies' death benefits. The Bank purchased the policies as a source of funds for the Salary Continuation Agreement obligations arising out of executives' death before retirement, as well as an investment to fund post-retirement payment obligations. Although the Bank expects the policies to serve as a source of funds for death benefits payable under the Salary Continuation Agreements, the executives' contractual entitlements under the Salary Continuation Agreements are not funded. These contractual entitlements remain contractual liabilities of the Bank, payable after the executives' termination of employment.

     The following table shows benefits payable under the Salary Continuation Agreements to the executive officers named in the Summary Compensation Table.

                                                                             Annual benefit
                                                                              payable under
                                                                               the Salary        Lump sum
                                                                              Continuation      payable for
                                                                              Agreement for     termination
                                                                               10 years at       within 24
                                                                Early         retirement on       months         Life insurance
                                              Early          termination at     or after      after a change     death benefit
                             Disability     termination         first           normal          in control           if the
                            occurring in    occurring in      eligibility    retirement age    occurring in      executive dies
Named executive officer      2002/(1)/        2002/(1)/        55/(1) (2)/        65/(2)/         2002/(3)/        in 2002/(4)/
------------------------- ---------------- ---------------- ---------------- ---------------- ----------------- ----------------
Owen J. Onsum              $ 9,518          $ 9,518         $  9,518         $ 125,000         $ 586,408        $ 1,000,000
Donald J. Fish             $17,628                0                0         $  50,000         $ 304,638        $   450,000
Louise A. Walker           $   708                0         $ 27,931 /(2)/   $ 100,000         $ 211,459        $   800,000
Robert M. Walker           $ 2,533                0         $ 12,872 /(2) /  $ 100,000         $ 341,950        $   800,000

--------------------------

(1) Benefits generally are not payable if employment terminates before the early retirement age, which is age 55 or the age at which the executive will have had 10 years of service, whichever is later. Mr. Onsum is currently the only executive officer eligible for early termination benefits. But if termination of service is due to disability or if it follows within 24 months after a change in control, benefits are payable under the Salary Continuation Agreements regardless of whether the executive has 10 years of service or has reach age 55. Having begun service with the Bank in 1997, Mr. Fish will reach normal retirement age 65 before accruing 10 years of service, and for that reason he will not be eligible for early termination benefits. The disability benefit amount increases for each year of service up to the normal retirement age of 65.

(2) For each year of service after reaching the early retirement age, the early termination benefit increases in amount until normal retirement age. Mr. Onsum is currently eligible to receive an early termination benefits, but Ms. Louise Walker and Mr. Robert Walker will not become eligible to receive an early termination benefit until 2015 and 2005, respectively. As explained in note (1), Mr. Fish will not be eligible for early termination benefits. Mr. Onsum will reach the normal retirement age of 65 in 2009, Mr. Fish in 2004, Ms. Walker in 2025, and Mr. Walker in 2015.
(3) Payable within three days after the executive's termination, the change in control lump sum payable under the Salary Continuation Agreements is the executive's aggregate normal retirement benefit discounted by the 10-year Treasury bill rate at the end of the year preceding the year in which termination of employment occurred. The amount shown assumes a change in control occurs in 2002, followed in 2002 by termination of the executive
     (a) involuntarily and without cause or (b) voluntarily but with "good reason." The change in control benefit shown is calculated using a 5.07% discount rate, the 10-year Treasury bill rate at December 31, 2001. The named executives' employment agreements and Salary Continuation Agreements also provide for an additional tax gross-up payment if the total payments and benefits due to them as a result of a change in control exceed the limits under section 280G of the Internal Revenue Code. The gross-up feature is discussed in the description of the executives' employment agreements. The figures in the table above do not include any tax gross-up payments.
(4)  The death benefit is reduced by half at age 65, and by half again at age
     75.


                               Profit Sharing Plan

     The First Northern Bank of Dixon Profit Sharing/401(k) Plan and Trust Agreement has existed since 1955. Employees of the Bank who have worked at the Bank at least 1,000 hours during a calendar year are eligible to participate in the Profit Sharing Plan. The Bank generally contributes annually to the Profit Sharing Plan Trustees an amount equal to the lesser of (a) 10% of the Bank's net income before taxes, net of loan loss experience or (b) 15% of the total annual compensation of all Profit Sharing Plan participants. The Bank's contribution is allocated to each Plan participant's account according to the ratio each participant's annual compensation bears to the total annual compensation of all participants. Contributions to a participant's account vest after five years. Distribution of vested amounts occurs when the participant terminates employment, retires, becomes disabled, or dies. The Bank added a 401(k) contribution feature to the Profit Sharing Plan in 1997, allowing employees to make contributions. The Bank's contribution to the Profit Sharing Plan in 2001 was $870,323.50

                                Stock-Based Plans

     First Northern Community Bancorp has three stock-based benefit plans. Under the FNCBancorp Outside Directors 2000 Nonstatutory Stock Option Plan, options to purchase common stock may be awarded to directors of FNCBancorp who are not employees of FNCBancorp or the Bank. Under the separate FNCBancorp 2000 Stock Option Plan, options to purchase common stock may be awarded to employees of FNCBancorp or the Bank. Finally, the 2000 FNCBancorp Employee Stock Purchase Plan allows eligible employees to contribute a percentage of their compensation to the plan. The contributed compensation is then applied toward the purchase of FNCBancorp common stock at a discounted price.

     These three plans are successor plans to the Employee Stock Option Plan, the Outside Director Stock Option Plan, and the Employee Stock Purchase Plan adopted by the Bank in 1997. No additional awards or rights may be granted under the original 1997 plans, and rights to the Bank common stock and options to acquire the Bank common stock became rights to FNCBancorp common stock and options to purchase FNCBancorp common stock when the holding company reorganization of the Bank was completed on May 19, 2000. Like the plans originally adopted in 1997, these three successor plans expire on February 27, 2007.

     By providing for the grant of stock options accruing value to the holder as the value of the stock acquirable by exercise of the option also increases in value, the 2000 Stock Option Plan and the Outside Directors 2000 Nonstatutory Stock Option Plan more closely align the financial interests of employees and directors with those of shareholders. The purpose of the plans is to promote the long-term success of FNCBancorp and the creation of shareholder value by:

     .    Encouraging key personnel to focus on critical long range objectives,
     . Increasing the ability of the Bank to attract and retain employees and directors who can contribute to the Bank's and FNCBancorp's long-term success, and
     . Promoting shareholder interests by ensuring that key employees and directors have proprietary interests as shareholders in FNCBancorp's success.

     The 2000 Stock Option Plan and the Outside Director 2000 Nonstatutory Stock Option Plan are administered by a committee designated by FNCBancorp's Board. The Board designated the Compensation Committee of the Bank to administer the plans. The committee generally determines the vesting schedule of stock options, but all stock options granted to date vest and become exercisable in annual 20% increments, the first 20% vesting and becoming exercisable on the date of grant. However, all unvested stock options become fully vested and exercisable if a change in control occurs. According to section 2(b) of each of the stock option plans, a change in control means any of the following events occur:

     . The shareholders of FNCBancorp approve a merger or consolidation having the result that (a) FNCBancorp is not the surviving entity, or
          (b) shareholders of FNCBancorp immediately before the merger or consolidation end up with less that 50% of the voting power of FNCBancorp, or

     . The composition of FNCBancorp's Board changes, with the result that less than one half of the incumbent directors (a) are directors who were directors 24 months before the change, or (b) were more recently appointed or elected, but were approved by a majority of the directors who were directors 24 months before the change and who were still in office at the time of the new director's election or nomination, or

     .    A person or firm becomes the beneficial owner of 25% or more of the
                                                           ---
          combined voting power of FNCBancorp's outstanding common stock.

     Unvested options expire when an employee's or director's service terminates. Options that are vested and exercisable when an employee's or director's service terminates may be exercised at any time within 90 days after termination of his or her service, except in the case of the option holder's death or termination because of disability, in which case they expire after one year. If the option holder's service is terminated for cause, all of his or her options expire immediately. Options granted under the plans are not transferable except by will or the laws of descent and distribution, and are exercisable during the option grantee's lifetime by the option grantee only. If an option under either plan expires, is canceled or forfeited, or terminates without having been fully exercised, the unpurchased shares subject to that option again become available for the grant of additional options under the plans.

     First Northern Community Bancorp 2000 Stock Option Plan. The 2000 Stock
     -------------------------------------------------------
Option Plan provides for the grant of options to acquire a maximum of 619,384 shares of common stock (as adjusted for the 6% stock dividend on February 28, 2001). Options to acquire 231,301 shares were issued and outstanding as of December 31, 2001. Options can be either incentive stock options, sometimes known as "ISOs," or nonqualified stock options, sometimes known as "NQSOs." An ISO is an option that satisfies the terms of section 422 of the Internal Revenue Code. Provided the rules of section 422 are complied with, an option holder is not taxed when he or she exercises an ISO; however, the option holder may be subject to paying alternative minimum tax. The holder is ultimately taxed at capital gains rates when he or she sells shares acquired by exercise of an ISO after a one-year holding period. The employer is not entitled to a compensation deduction if the one-year holding period is met. If an ISO is granted pursuant to which the aggregate Fair Market Value of shares with respect to which it first becomes exercisable in any calendar year exceeds $100,000, the portion of such option, which is in excess of the $100,000, shall be treated as a NQSO pursuant to section 422 (d) (1). The holder of an NQSO may be taxed at ordinary income rates when he or she exercises an NQSO, and the employer is entitled to a compensation expense deduction for the amount by which the fair market value of the stock acquired by exercise of the NQSO exceeds the exercise price. The majority of options granted to officers and employees under the plan to date are ISOs. The exercise price of options is determined by the Compensation Committee, but the exercise price of ISOs may not be less than the fair market value of the shares on the date the option was granted (or 110% of fair market value in the case of any ISO granted to a holder of more than 10% of FNCBancorp common stock). No employee may be granted in any year an option or options to acquire more than 25,000 shares. All options have 10-year terms, but the committee may fix a longer or shorter term for NQSOs granted in the future.

     First Northern Community Bancorp Outside Directors 2000 Nonstatutory Stock
     --------------------------------------------------------------------------
Option Plan. The Nonstatutory Stock Option Plan provides for the grant of
-----------
options to acquire a maximum of 185,814 shares of common stock (as adjusted for the 6% stock dividend on February 28, 2001). Options to acquire 50,599 shares were issued and outstanding as of December 31, 2001. Unlike the 2000 Stock Option Plan for employees, all options granted under the Nonstatutory Stock Option Plan are NQSOs, and all of the options granted to date have five-year terms. Under the Nonstatutory Stock Option Plan, each non-employee director receives an automatic, one-time grant of options to purchase 7,432 shares (as adjusted for the 6% stock dividend on February 28, 2001 at an exercise price equal to the fair market value of the common stock on the date of grant.

     Employee Stock Purchase Plan. Like the stock option plans, the 2000
     ----------------------------
FNCBancorp Employee Stock Purchase Plan is intended to promote shareholder interests by encouraging employees to acquire a proprietary interest in the success of FNCBancorp. Intended to qualify under section 423 of the Internal Revenue Code, the plan allows eligible employees to purchase shares of FNCBancorp common stock through payroll deductions. An employee may elect to have up to 10% of his or her compensation withheld for the purchase of common stock. Every employee excluding executive officers of the Bank or FNCBancorp with at least 90 days of service is eligible to participate in the stock purchase plan, but a person is ineligible to participate if (a) he or she owns 5% or more of FNCBancorp's stock, or (b) he or she would be able to purchase common stock having an aggregate fair market value exceeding $25,000 in each calendar year. Using accumulated funds from payroll deductions, shares of FNCBancorp are purchased directly from FNCBancorp at the end of each participation period. Under the plan, each participation period can be up to 27 months long. The current participation period began on November 24, 2001 and ends on November 23, 2003. The shares are purchased at a discounted price of 85% of the shares' fair market value on (a) the last trading day before the beginning of the participation period, or (b) the last trading day before the end of the participation period, whichever amount is less. Fair market value is determined by a plan administrator selected by FNCBancorp's Board. A total of 619,384 shares (as adjusted for the 6% stock dividend paid on February 28, 2001) are available for purchase under the 2000 Employee Stock Purchase Plan.

  KEY EXECUTIVE ELECTIVE DEFERRED COMPENSATION PLAN-2001 EXECUTIVE DEFERRAL PLAN

     Internal Revenue Code limitations on benefits payable under tax-qualified plans, such as 401(k) plans, work to the disadvantage of senior executives whose compensation exceeds compensation paid to more junior officers and employees. Because of tax-law limitations on benefit levels under qualified plans, senior executives are forced to take a greater percentage of their compensation as taxable income, without the ability to make elective deferrals under qualified plans on a basis comparable to junior officers' and employees' elective deferral rates. To offset the effect of tax-law limitations on benefits under tax-qualified plans, the Bank modified the previous executive elective deferred compensation plan called the "1995 Executive Deferral Plan" to the "2001 Executive Deferral Plan. The plan is a nonqualified plan providing key executives with an unfunded, deferred compensation program. Under the plan, eligible executives may elect to defer a portion of their current compensation. Deferred amounts earn interest at an annual rate determined by the Bank's Board, currently 7.85%. Deferred compensation and interest earned will be paid out to the participating executive at or following his or her retirement. Mr. Onsum and Ms. Louise Walker are the only executives who elected to defer compensation in 2001 under this plan, which became effective January 1, 2002. If the executive dies before retirement age, the Bank will receive the death benefits of an insurance policy purchased by the Bank on the executive's life. In December 2001, the Bank purchased single-premium life insurance policies on the lives of Mr. Onsum and Ms. Walker in connection with the Executive Deferral Plan, with a single premium of $1.125 million for the policy on Mr. Onsum's life and a premium of $425,000 for the policy on Ms. Walker's life. The premium amounts are not reflected in the Summary Compensation Table. The Bank is the beneficiary and owner of the policies.

                              Certain Transactions

     Certain directors and executive officers and corporations and other organizations associated with them and members of their immediate families were customers of and had banking transactions, including loans, with the Bank in the ordinary course of business in 2001. Such loans were made on substantially the same terms, including interest rates and collateral, as those available at the time for similar transactions with other persons. These loans did not involve more than the normal risk of collection or have other unfavorable features.

         Security Ownership of Certain Beneficial Owners and Management

     To the best of FNCBancorp's knowledge, as of the record date for the annual meeting no person or entity was the beneficial owner of more than 5% of the common stock. The table below shows the beneficial ownership of FNCBancorp common stock by each director, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group. The figures in the table are based on beneficial ownership as of February 28, 2002, and they are adjusted for the 6% stock dividend on February 28, 2002. Under Securities and Exchange Commission rules, shares are considered to be "beneficially" owned by a person if he or she has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership within 60 days. Except as indicated by footnotes and subject to community property laws, where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.


                                                                                  Shares acquirable
                                                                   Shares         within 60 days by
                                                                beneficially         exercise of          Percent of
Directors, nominees and named executive officers                    owned              options               stock
------------------------------------------------                    -----              -------               -----
Lori J. Aldrete /(1)/                                               6,462                    0               *
Frank J. Andrews, Jr.                                               3,713                7,877               *
John M. Carbahal /(2)/                                             11,113                3,939               *
Gregory DuPratt /(3)/                                               7,964                    0               *
Donald J. Fish /(4)/                                                2,806               36,829             1.11%
John F. Hamel /(5)/                                                42,274                    0             1.19%
Diane P. Hamlyn /(6)/                                              23,079                7,877               *
Foy S. McNaughton /(7)/                                               416                3,151               *
Owen J. Onsum /(8)/                                                53,031               60,479             3.19%
David W. Schulze /(9)/                                             62,418                    0             1.75%
Louise A. Walker /(10)/                                             6,101               37,998             1.24%
Robert M. Walker /(11)/                                             3,150               32,748             1.01%
All directors and executive officers as a group (13 people)       222,527              190,898            11.61%


--------------------------

*    Does not exceed 1%.

(1)  Includes 5,846 shares held jointly with Ms. Aldrete's spouse.

(2) Includes 4,754 shares held jointly with Mr. Carbahal's spouse, 630 shares held by Carbahal & Company, an accountancy corporation of which Mr. Carbahal is a principal and shareholder, 4,853 shares held by the Carbahal & Company Annual Accumulation, and 438 shares held by Mr. Carbahal's spouse.

(3)  Includes 3,328 shares held separately by Mr. DuPratt's spouse.

(4) Includes 32 shares held by The Fish Family Trust, of which Mr. Fish is a co-trustee and shares voting and investment power with respect to such shares and 2,941 shares held jointly with Mr. Fish's spouse.

(5) Includes 30,609 shares held by the R/J Hamel Family Trust of which Mr. Hamel is a co-trustee and shares voting and investment power with respect to such shares, and 1,132 shares held jointly with Mr. Hamel's spouse.

(6) Includes 59 shares held by Ms. Hamlyn as custodian for Catherine S. Lindley, 36 shares held by Ms. Hamlyn as custodian for Stephen A. Lindley, 11,438 shares held separately in Ms. Hamlyn's spouse's name, 983 shares held jointly with Ms. Hamlyn's spouse, 683 shares held separately in the name of Janet Diane Hamlyn, 2,931 shares held by the Davisville Travel Profit Sharing Plan of which Ms. Hamlyn is trustee and shares voting and investment power with respect to such shares.

(7) Includes 416 shares held by The McNaughton Family Trust of which Mr. McNaughton is a co-trustee and shares voting and investment power with respect to such shares.

(8) Includes 16,945 shares held jointly with Mr. Onsum's spouse, 850 shares held by Mr. Onsum as custodian for Matthew David Onsum, 828 shares held by Mr. Onsum as custodian for Brandon John Onsum, 34,408 shares held by the First Northern Bank of Dixon Profit Sharing Plan, of which Mr. Onsum is a trustee and shares voting and investment power with respect to such shares.

(9)  Includes 2,625 shares held separately by Mr. Schulze's spouse.

(10) Includes 5,985 shares held jointly with Ms. Walker's spouse, 59 shares held by Ms. Walker as custodian for Jonathan Walker, 44 shares held by Ms. Walker as custodian for Steven Walker, and 13 shares held by Ms. Walker as custodian for James R. Robinson.

(11) Includes 3,150 shares held jointly with Mr. Walker's spouse.


             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act, as administered by the Securities and Exchange Commission (the "SEC") requires FNCBancorp's directors and executive officers and persons who own more than ten percent of a registered class of FNCBancorp equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of FNCBancorp. Executive officers, directors and greater than ten percent shareholders are required by the SEC to furnish FNCBancorp with copies of all Section 16(a) forms they file. Based upon review of such reports, FNCBancorp believes that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on time.

                             Stock Performance Graph

     The graph below compares the cumulative total shareholder return on First Northern Community Bancorp common stock to the cumulative total return of the Russell 2000, 2000 Northern California Peer Group and 2001 Northern California Peer Group as prepared by SNL Securities LC, which uses the index of 10 commercial banks and bank holding companies as reported on the OTC Bulletin Board, an electronic, screen-based market maintained by the National Association of Securities Dealers, Inc.'s subsidiary, NASD Regulation, Inc. The following comparison covers the period December 31, 1996 to December 31, 2001. The graph assumes that $100 was invested on December 31, 1996 and that all dividends were reinvested.

                           STOCK PERFORMANCE CHART /(1)/

                                   [GRAPHIC]

______________________________

(1) Assumes $100 invested on December 31, 1996 in the Bank's Common Stock, the Russell 2000 composite stock index and *SNL Securities' index of ten 2000 Northern California bank stocks and SNL Securities' index of ten 2001 Northern California bank stocks, with reinvestment of dividends.


                                       12/31/96     12/31/97      12/31/98     12/31/99      12/31/00      12/31/01
                                       --------     --------      --------     --------      --------      --------
     FNCBancorp                        $100.00      $132.89       $135.89      $140.18       $185.41       $328.24

     Russell 2000                      $100.00      $122.36       $119.25      $144.60       $140.23       $143.71

     2000 No. CA Peer Group*           $100.00      $162.07       $153.65      $163.98       $153.03       $186.43

     2001 No. CA Peer Group*           $100.00      $160.87       $170.29      $155.22       $146.02       $161.81


     *Source: SNL Securities L.C.

(2) FNCBancorp is not among the approximately 2000 companies included in the Russell 2000. The SNL Securities 2000 and 2001 Northern California Peer Group is a group that includes 10 commercial banks and bank holding companies whose stocks trade over-the-counter on the OTC Bulletin Board. FNCBancorp is not included in the Northern California Peer Group.

                                   PROPOSAL 2
                                   ----------

                            Ratification of Auditors

     At the Meeting a vote will be taken on a proposal to ratify the appointment of KPMG LLP, by the Board of Directors, to act as independent auditors of the Bank and FNCBancorp for the year ending December 31, 2002. KPMG LLP acted as independent accountants and auditors for the fiscal year ending December 31, 2001.

     It is anticipated that a representative of KPMG LLP will be present at the Meeting, will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF KPMG LLP AS
                                             ---
THE BANK'S AND FNCBANCORP'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                      Information Available to Shareholders

     Our annual report is being mailed to shareholders with this proxy statement. Additional copies of the annual report may be obtained without charge by writing to Lynn Campbell, Investor Relations, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620.

     First Northern Community Bancorp is required to file periodic reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and rules there under. Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549. Certain information is available electronically at the SEC's internet web site at www.sec.gov.

     A copy of First Northern Community Bancorp's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2001 as filed with The Securities and Exchange Commission is included with this mailing. Any additional copies will be furnished without charge to shareholders upon written request to: Lynn Campbell, Corporate Secretary, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620.

                              SHAREHOLDER PROPOSALS

     Under the rules of the regulatory authorities, if a shareholder wants to include a proposal in FNCBancorp's proxy statement and form of proxy for presentation at the 2003 annual meeting of shareholders, the proposal must be received by FNCBancorp at its principal executive offices by November 27, 2002.

     Under FNCBancorp's bylaws, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.

     Nomination of directors must be made by notification in writing delivered or mailed to the President of the Company at the Company's principal executive offices not less that 30 days or more than 60 days prior to any meeting of shareholders called for elections of directors and must contain certain information about the director nominee. FNCBancorp's annual meeting of shareholders is generally held on the fourth Thursday of April. If FNCBancorp's 2003 annual meeting of shareholders is held on schedule, FNCBancorp must receive notice of any nomination no earlier than February 24, 2003, and no later than March 26, 2003. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

     Notice of any business item proposed to be brought before an annual meeting by a shareholder must be received by the Secretary of FNCBancorp not less than 70 days or more than 90 days prior to the first anniversary of the preceding year's annual meeting unless the date of the 2003 annual meeting is advanced by more than 20 days or delayed by more than 70 days in which case notice must be received not more than 90 days and not less than the later of 70 days prior to the meeting or 10 days after the public announcement of the meeting date. Assuming no such advance or delay, FNCBancorp must receive notice of any proposed business item no earlier than January 26, 2003, and no later than February 15, 2003. If FNCBancorp does not receive timely notice, FNCBancorp's bylaws preclude consideration of the business item at the annual meeting. With respect to notice of a proposed item of business, the bylaws provide that the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and certain information regarding the shareholder giving the notice.

     A copy of FNCBancorp's bylaws may be obtained upon written request to the Secretary of FNCBancorp at the Bank's principal executive offices.

                                  OTHER MATTERS

     The management of the Company is not aware of any other matters to be presented for consideration at the Meeting or any adjournments or postponements thereof. If any other matters should properly come before the Meeting, it is intended that the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best business judgment, pursuant to the discretionary authority granted therein.

                                          By Order of the Board of Directors

                                          /s/ Owen J. Onsum
                                          -----------------

                                          Owen J. Onsum
                                          President and
                                          Chief Executive Officer

     FIRST NORTHERN [LOGO]
    COMMUNITY BANCORP

     Revocable Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on April 25, 2002

   The undersigned hereby appoint(s) Dorothy F. Wallace and Ernest J. Weyand, and either of them, each with full power of substitution as Proxy for the undersigned, to attend the Annual Meeting of the Shareholders of First Northern Community Bancorp to be held at the First Northern Bank Operations Center, 210 Stratford Avenue, Dixon, California, at 7:30 p.m. on April 25, 2002, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated below:

   THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE ON EACH OF ITEMS 1 AND 2
BELOW:

(1) To elect the following nine (9) persons to the Board of Directors to serve until the 2003 Annual Meeting of Shareholders and until their successors are elected and qualified:

     Lori J. Aldrete                Gregory DuPratt            Foy S. McNaughton
     Frank J. Andrews, Jr.          John F. Hamel              Owen J. Onsum
     John M. Carbahal               Diane P. Hamlyn            David W. Schulze

          [_] VOTE FOR ALL NOMINEES LISTED ABOVE, except for the nominees named, if any:

          [_]  VOTE WITHHELD

(2) PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent public accountants for 2002.

          [_]  FOR             [_]  AGAINST           [_]  ABSTAIN

(3) In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the meeting.

   This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, This Proxy will be voted for some or all of the nominees listed under Item 1, in the manner described in the Proxy Statement dated April 4, 2002, and in favor of Item 2. This proxy confers on the proxyholders the power of cumulative voting as described in such Proxy Statement.

   Please sign exactly as name appears herein. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Dated:  ____________, 2002              Signed  ___________________________

     Dated:  ____________, 2002              Signed  ___________________________

--------------------------------------------------------------------------------

   Please sign exactly as shown below and give your full title, if applicable

--------------------------------------------------------------------------------

I/We do [_]  do not [_]   expect to attend this meeting.  Number expected to
                                                          attend: _____________

           Please indicate how you would like your nametag(s) to read:

     ----------------------------                   ----------------------------
                                   Please Type
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